Explanation of Responses
                            ------------------------

Name:                     Citadel Equity Fund Ltd.

Address:                  c/o Citadel Investment Group, L.L.C.
                          131 S. Dearborn Street, 32nd Floor
                          Chicago, Illinois 60603

Issuer and Ticker Symbol: China Security & Surveillance Technology, Inc.  CSCT

Date of Event             2/16/07
Requiring Statement:


Explanation of Responses:

Citadel Equity Fund Ltd. entered into a notes purchase agreement, dated February 16, 2007 (the "Purchase Agreement"), with the Issuer; China Safetech Holdings Limited, a wholly owned subsidiary of the Issuer ("Safetech"); China Security & Surveillance Technology (HK) Ltd., a wholly-owned subsidiary of Safetech ("CSST HK"); Golden Group Corporation (Shenzhen) Limited, a wholly-owned subsidiary of Safetech; Shanghai Cheng Feng Digital Technology Co., Ltd., a wholly-owned subsidiary of CSST HK; and China Security & Surveillance Technology (PRC), Inc., a wholly-owned subsidiary of the Issuer, to purchase $60,000,000 of the principal amount of the Issuer's 1.0% Guaranteed Senior Unsecured Convertible Notes due 2012 (the "Notes"). The Notes are convertible into shares of common stock of the Issuer at a conversion price equal to the conversion rate in effect at such time of conversion. The initial conversion price of the Notes was $18.00 per share.

Citadel Limited Partnership is the trading manager of Citadel Equity Fund Ltd. and consequently has voting control and investment discretion over securities held by Citadel Equity Fund Ltd., and may be deemed to indirectly control Citadel Equity Fund Ltd. Citadel Investment Group (Hong Kong) Limited provides investment advisory services to Citadel Limited Partnership with respect to Hong Kong-based investment activities. Citadel Investment Group, L.L.C. is the general partner of Citadel Limited Partnership. Kenneth Griffin is the President and Chief Executive Officer of, and the owner of a controlling interest in, Citadel Investment Group, L.L.C.

The reporting persons are filing this Form 3 for the sole reason that the reporting persons and Mr. Tu Guo Shen ("Mr. Tu"), Ms. Li Zhi Qun ("Ms. Li") and Whitehorse Technology Limited, a British Virgin Islands company wholly owned by Mr. Tu and Ms. Li ("Whitehorse" and collectively with Mr. Tu and Ms. Li, the Controlling Shareholders") may be deemed to be a group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and such group would in the aggregate beneficially own more than ten percent (10%) of the Issuer's securities, as further described in the Schedule 13D of the Issuer filed by the reporting persons on the date hereof. Neither the filing of this Form 3 nor any of its contents will be deemed to constitute an admission that any of the reporting persons is a member of a group for purposes of Section 13(d) with the Controlling Shareholders, or for any other purpose, and any such group is expressly disclaimed. In addition, each of the reporting persons disclaims beneficial ownership of the Issuer reported herein except to the extent of his or its pecuniary interest therein.

                             JOINT FILER INFORMATION
                             -----------------------

Name:                     Citadel Investment Group, L.L.C.

Address:                  131 S. Dearborn Street, 32nd Floor
                          Chicago, Illinois 60603

Designated Filer:         Citadel Equity Fund Ltd.

Issuer and Ticker Symbol: China Security & Surveillance Technology, Inc.  CSCT

Date of Event             2/16/07
Requiring Statement:

CITADEL INVESTMENT GROUP, L.L.C.


By: /s/ John C. Nagel
    -----------------------------------------
    John C. Nagel,
    Director and Associate General Counsel

                             JOINT FILER INFORMATION
                             -----------------------

Name:                     Citadel Limited Partnership

Address:                  c/o Citadel Investment Group, L.L.C.
                          131 S. Dearborn Street, 32nd Floor
                          Chicago, Illinois 60603

Designated Filer:         Citadel Equity Fund Ltd.

Issuer and Ticker Symbol: China Security & Surveillance Technology, Inc.  CSCT

Date of Event             2/16/07
Requiring Statement:

CITADEL LIMITED PARTNERSHIP

By: Citadel Investment Group, L.L.C.,
    its General Partner

By: /s/ John C. Nagel
    -----------------------------------------
    John C. Nagel,
    Director and Associate General Counsel

                             JOINT FILER INFORMATION
                             -----------------------

Name:                     Citadel Investment Group (Hong Kong) Limited

Address:                  c/o Citadel Investment Group, L.L.C.
                          131 S. Dearborn Street, 32nd Floor
                          Chicago, Illinois 60603

Designated Filer:         Citadel Equity Fund Ltd.

Issuer and Ticker Symbol: China Security & Surveillance Technology, Inc.  CSCT

Date of Event             2/16/07
Requiring Statement:

CITADEL INVESTMENT GROUP (HONG KONG) LIMITED

By: Citadel Investment Group, L.L.C.,
    its Sole Shareholder

By: /s/ John C. Nagel
    -----------------------------------------
    John C. Nagel,
    Director and Associate General Counsel

                             JOINT FILER INFORMATION
                             -----------------------

Name:                     Kenneth Griffin

Address:                  c/o Citadel Investment Group, L.L.C.
                          131 S. Dearborn Street, 32nd Floor
                          Chicago, Illinois 60603

Designated Filer:         Citadel Equity Fund Ltd.

Issuer and Ticker Symbol: China Security & Surveillance Technology, Inc.  CSCT

Date of Event             2/16/07
Requiring Statement:

By: /s/ John C. Nagel
    -----------------------------------------
    John C. Nagel attorney-in-fact**

** John C. Nagel is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on February 24, 2006, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Schedule 13G for Morgans Hotel Group Co.